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                         CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" in the Statement of Additional Information and to the use of our report dated March 16, 2001 with respect to the statutory-basis financial statements of Modern Woodmen of America included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-63972) and related Prospectus of Modern Woodmen of America Variable Annuity Account.



/s/ Ernst & Young LLP
Des Moines, Iowa
January 25, 2002